Exhibit 99.1

Press Release

For More Information, Call:

ELLEN M. SYKORA
INVESTOR RELATIONS	October 25, 2007
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED SEPTEMBER 30, 2007

ANGLETON, TX, OCTOBER 25, 2007 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $673 million for the quarter ended September 30, 2007, compared to $770 million for the same quarter in the prior year. Third quarter net income was $22 million, or $0.30 per diluted share. Net income for the period included a discrete tax benefit of $6 million relating to a previously closed facility. In the comparable period of 2006, net income was $29 million, or $0.45 per diluted share.

Excluding restructuring charges, integration costs, amortization of intangibles, the impact of stock-based compensation costs and the tax benefit, the Company would have reported net income of $17 million, or $0.24 per diluted share, in the third quarter of 2007. Excluding restructuring charges and the impact of stock-based compensation costs, the Company would have reported net income of $30 million, or $0.46 per diluted share, in the third quarter of 2006.

“We are clearly disappointed with our revenue performance for the third quarter,” said Cary T. Fu, the Company’s Chief Executive Officer. “However, as our fourth quarter guidance reflects, we continue to believe that Benchmark is well positioned for the future based on our operating focus and execution, new program bookings and continued strong cash flows from operations.”

Third Quarter 2007 Financial Highlights

•                  Operating margin for the third quarter was 2.2% on a GAAP basis and was 2.6%, excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation expense.

•                  Selling, general and administrative expenses for the third quarter were $22 million, a decrease of 9.2% from the second quarter of 2007.

•                  Cash flows provided by operating activities for the third quarter were approximately $66 million.

•                  Cash and short-term investments balance was $379 million at September 30, 2007.

•                  Total debt outstanding was $13 million.

•                  Accounts receivable was $451 million at September 30, 2007; calculated days sales outstanding were 60 days.

•                  Inventory was $382 million at September 30, 2007; inventory turns were 6.6 times.

•                  Repurchases of common shares through October 24, 2007 were $30 million.

Fourth Quarter 2007 Guidance

Looking forward, sales for the fourth quarter of 2007 are expected to be between $700 million and $740 million. Diluted earnings per share for the fourth quarter, excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation expense, are expected to be between $0.32 and $0.38.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that excludes certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

Non-GAAP information is not necessarily comparable to Non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “we continue to believe that Benchmark is well positioned for the future based on our operating focus and execution, new program bookings and continued strong cash flows from operations”, and our sales and earnings per share guidance for the fourth quarter of 2007, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; Benchmark’s business and growth strategies, including expected internal growth and performance goals; and the anticipated effects of any developments or events on financial results. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2006, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 25 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

 (Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Income from operations (GAAP)	$14,880	$34,603	$69,952	$93,460
Stock-based compensation	628	621	2,440	2,283
Restructuring charges and integration costs	1,451	448	7,001	4,478
Amortization of intangibles	447	—	1,341	—
Non-GAAP income from operations	$17,406	$35,672	$80,734	$100,221

Net income (GAAP)	$22,009	$29,336	$72,406	$83,382
Stock-based compensation, net of tax	443	460	1,688	1,667
Restructuring charges and integration costs, net of tax	1,043	259	5,211	3,853
Amortization of intangibles, net of tax	291	—	905	—
Income tax benefit	(6,481)	—	(6,481)	(4,760)
Non-GAAP net income	$17,305	$30,055	$73,729	$84,142

Numerator for basic earnings per share - net income (GAAP)	$22,009	$29,336	$72,406	$83,382
Interest expense on convertible debt, net of tax	—	—	147	—
Numerator for diluted earnings per share (GAAP)	$22,009	$29,336	$72,553	$83,382

Earnings per share: (GAAP)
Basic	$0.30	$0.45	$1.00	$1.30
Diluted	$0.30	$0.45	$0.99	$1.28

Numerator for basic earnings per share - net income (Non-GAAP)	$17,305	$30,055	$73,729	$84,142
Interest expense on convertible debt, net of tax	—	—	147	—
Numerator for diluted earnings per share (Non-GAAP)	$17,305	$30,055	$73,876	$84,142

Earnings per share: (Non-GAAP)
Basic	$0.24	$0.47	$1.02	$1.31
Diluted	$0.24	$0.46	$1.01	$1.29

Weighted average shares used in calculating earnings per share:
Basic	72,951	64,585	72,314	64,172
Diluted	73,626	65,492	73,313	65,203

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net sales	$672,595	$769,549	$2,181,372	$2,169,964
Cost of sales	633,818	717,290	2,033,612	2,020,039

Gross profit	38,777	52,259	147,760	149,925

Selling, general and administrative expenses	21,999	17,208	69,466	51,987
Amortization of intangibles	447	—	1,341	—
Restructuring charges and integration costs	1,451	448	7,001	4,478

Income from operations	14,880	34,603	69,952	93,460

Other income (expense):
Interest expense	(411)	(85)	(1,786)	(268)
Other	3,831	1,838	9,133	5,508
Total other income, net	3,420	1,753	7,347	5,240

Income before income taxes	18,300	36,356	77,299	98,700

Income tax expense (benefit)	(3,709)	7,020	4,893	15,318

Net income	$22,009	$29,336	$72,406	$83,382

Numerator for basic earnings per share - net income	$22,009	$29,336	$72,406	$83,382
Interest expense on convertible debt, net of tax	—	—	147	—
Numerator for diluted earnings per share	$22,009	$29,336	$72,553	$83,382

Denominator for basic earnings per share – weighted-average number of common shares outstanding during the period	72,951	64,585	72,314	64,172
Incremental common shares attributable to exercise of outstanding equity instruments	675	907	999	1,031
Denominator for diluted earnings per share	73,626	65,492	73,313	65,203

Earnings per share:
Basic	$0.30	$0.45	$1.00	$1.30
Diluted	$0.30	$0.45	$0.99	$1.28

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

September 30, 2007

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$163,581
Short-term investments	215,440
Accounts receivable, net	450,703
Inventories, net	382,474
Other current assets	99,728

Total current assets	1,311,926

Property, plant and equipment, net	150,905
Other assets, net	29,138
Goodwill, net	283,386

Total assets	$1,775,355

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of long-term debt and capital lease obligations	$600
Accounts payable	344,676
Accrued liabilities	57,930

Total current liabilities	403,206

Long-term debt and capital lease obligations, less current installments	12,179
Other long-term liabilities	44,718
Shareholders’ equity	1,315,252

Total liabilities and shareholders’ equity	$1,775,355